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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Waste Management, Inc. Employee Stock Purchase Plan of our report dated February 14, 2003, with respect to the consolidated financial statements and schedule of Waste Management, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002 filed with the Securities and Exchange Commission.





                                                    /s/ ERNST & YOUNG LLP

Houston, Texas
June 12, 2003